Bergstrom Capital Corporation
Form N-SAR
For Period Ending 12/31/02
File Number (c) 811-1641
Attachment Per Item 77
Sub-Item 77Q1(f)
Letter  from independent accounts
furnished pursuant to sub-item 77K

February 24, 2003


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549

Dear Sir/Madam:

We have read and agree with the comments in Sub-Item 77K of Form N-SAR of Bergstrom Capital Corporation dated February 24, 2003.

Yours truly,
/s/ Deloitte & Touche LLP